Exhibit 99(h)
NORTH JERSEY ENERGY ASSOCIATES, A LIMITED PARTNERSHIP (the registrant) Certification Of Periodic Report

I, Mark R. Sorensen, Vice President and Treasurer of ESI Northeast Energy GP, Inc. (equivalent to the Chief Financial Officer of registrant) as Administrative General Partner of North Jersey Energy Associates, a limited partnership certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K of the registrant for the annual period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: March 27, 2003

MARK R. SORENSEN

Mark R. Sorensen
Vice President and Treasurer
(equivalent to the Chief Financial Officer)
ESI Northeast Energy GP, Inc.
as Administrative General Partner of
North Jersey Energy Associates,
a limited partnership

A signed original of this written statement required by Section 906 has been provided to North Jersey Energy Associates, a limited partnership and will be retained by North Jersey Energy Associates, a limited partnership and furnished to the Securities and Exchange Commission or its staff upon request.